Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "GOLDEN SEED LLC", CHANGING ITS NAME FROM "GOLDEN SEED LLC" TO "GOLDEN SEED, LLC", FILED IN THIS OFFICE ON THE EIGHTH DAY OF NOVEMBER, A.D. 2017, AT 3:40 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6582494 8100
SR# 20176999231

Authentication: 203556083
Date: 11-13-17

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:40 PM 11/08/2017
FILED 03:40 PM 11/08/2017
SR 20176999231 - File Number 6582494

STATE OF DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE OF FORMATION

1. The name of the limited liability company is Golden Seed, LLC.

2. The address of its registered office in the State of Delaware is 2140 S. Dupont Highway, Camden, DE 19934. The name of its registered agent at such address is Paracorp Incorporated.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on November 8, 2017.

Barbara J. Gillham

Barbara J. Gillham, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:23 PM 06/20/2019
FILED 04:23 PM 06/20/2019
SR 20195570518 - File Number 6552494

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY TO A CORPORATION PURSUANT TO SECTION 265 OF THE DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Limited Liability Company first formed is Delaware.

2.) The jurisdiction immediately prior to filing this Certificate is Delaware.

3.) The date the Limited Liability Company first formed is 11-8-17.

4.) The name of the Limited Liability Company immediately prior to filing this Certificate is Golden Seed, LLC.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is Golden Seed, Inc..

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the 20th day of June, A.D. 2019.

By: /s/Neil Brandom

Name: Neil Brandom
Print or Type

Title: Chief Financial Officer
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:23 PM 06/20/2019
FILED 04:23 PM 06/20/2019
SR 20195570518 - File Number 6582494

CERTIFICATE OF INCORPORATION
OF
GOLDEN SEED, INC.

ARTICLE I

The name of this company is GOLDEN SEED, INC. (the "Company" or the "Corporation").

ARTICLE II

The address of the registered office of the corporation is 2140 S Dupont Hwy. City of Camden, County of Kent, State of Delaware, zip code 19934. The registered agent in charge thereof is Paracorp Incorporated.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

ARTICLE IV

A. The Company is authorized to issue two classes of stock to be designated, respectively, "Class A Common Stock" and "Class B Common Stock." The total number of shares that the Company is authorized to issue is Thirty Five Million, One Thousand Five Hundred (35,001,500) shares, One Thousand Five Hundred (1500) shares of which shall be Class A Common Stock (the "Class A Common Stock") and Thirty Five Million (35,000,000) shares of which shall be Class B Common Stock (the "Class B Common Stock"). The Class A Common Stock and Class B Common Stock (collectively the "Common Stock") shall each have a par value of $0.00001 per share.

B. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding), and additional designations of classes of stock, including preferred stock in one or more series or classes may be determined, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

C. The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

1. VOTING RIGHTS.

(a) Class B Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class B Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class B Common Stock shall not be included in determining the number of

shares voting or entitled to vote on any such matters; provided, however, that the holders of Class B Common Stock shall have the right to vote as a separate class on (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation") or (ii) a sale of the Corporation, or any recapitalization or reorganization, in which shares of Class B Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Class A Common Stock or would otherwise be treated differently from shares of Class A Common Stock in connection with such transaction. Notwithstanding the foregoing, holders of shares of the Class B Common Stock shall be entitled to vote as a separate class on any amendment, repeal or modification of any provision of this Certificate or the Bylaws that adversely affects the powers, preferences or rights of the holders of the Class B Common Stock.

(b) Except as set forth herein or as otherwise required by law, each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by such holder. The Class A Common Stock shall possess full and complete voting power for the election of directors.

(c) Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the Delaware General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; *provided, however*, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors' action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company's stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders in which all members of such class or series are present and voted. Any director may be removed during his or her term of office without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

B. LIQUIDATION RIGHTS.

In the event of any Liquidation of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to share ratably (based on the number of shares of Common Stock held by each such holder), share and share alike, in the remaining net assets of the Corporation.

ARTICLE V

A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

B. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

D. In the event that a member of the Board who is also a partner or employee of an entity that is a holder of Common Stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a "Fund") acquires knowledge of a potential transaction or other matter in such individual's capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than directly in connection with such individual's service as a member of the Board) and that may be an opportunity of interest for both the Company and such Fund (a "Corporate Opportunity"), then the Company (a) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Company and (b) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such director or Fund to the Company or any of its affiliates; provided, however, that such director acts in good faith.

ARTICLE VI

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further *provided* that:

A. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors (the "Board"). The number of directors that shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Certificate of Incorporation.

B. The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Company, subject to any restrictions that may be set forth in this Certificate of Incorporation. The stockholders with voting rights shall also have the power to adopt, amend or repeal the Bylaws of the Company; provided however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

C. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VII

This Corporation shall be perpetual unless otherwise decided by a majority of the Board.

ARTICLE VII

The name and mailing address of the incorporator are as follows: Alethea Franceschi, 2140 S Dupont Highway, Camden, DE 19934.

* * * *

I, the Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 20th day of June, A.D. 2019.

BY: /s/: Alethea Franceschi
(Incorporator)

NAME: Alethea Franceschi

Filed in Orange County
Hugh Nguyen, Clerk-Recorder
23.00
20196555300 3:15 pm 09/20/19
46 NCP1 F01
23.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00

MAIL FILED DOCUMENTS TO:

NAME NEIL BRANDOM

ADDRESS 1300 QUAIL STREET SUITE 100

CITY/ST/ZIP NEWPORT BEACH, CA 92660-9266

THESE FEES APPLY AT THE TIME OF FILING (Provide a self-addressed, stamped envelope, if mailed)

Filing fee $23.00 for one business name
$7.00 for each additional business name
$7.00 for each additional partner after two

HUGH NGUYEN
ORANGE COUNTY CLERK -
12 Civic Center Plaza, Room 106
POST OFFICE BOX 238
Santa Ana, CA 92701

THIS STATEMENT WAS FILED WITH THE COUNTY CLERK-RECORDER ON THE DATE INDICATED BY FILESTAMP ABOVE

FICTITIOUS BUSINESS NAME STATEMENT

THE FOLLOWING PERSON(S) IS (ARE) DOING BUSINESS AS:

1. FICTITIOUS BUSINESS NAME(S): GOLDENSEED
BUSINESS PHONE NO. (Optional):

1A. [X] New Statement [ ] Refile [ ] Change

2. STREET ADDRESS, CITY & STATE OF PRINCIPAL PLACE OF BUSINESS (DO NOT USE P.O. BOX OR P.M.B.)

STREET ADDRESS	CITY	STATE	ZIP CODE	COUNTY
1300 QUAIL STREET SUITE 100	NEWPORT BEACH	CA	92660-9266	Orange

3. FULL NAME OF REGISTERED OWNER (IF CORPORATION, ENTER CORPORATION NAME): GOLDEN SEED INC.
If Corporation / LLC State of Incorporation or organization: DE

RES. / CORP. ADDRESS (DO NOT USE A P.O. BOX OR P.M.B)	CITY	STATE	ZIP CODE
1300 QUAIL STREET SUITE 100	NEWPORT BEACH	CA	92660

FULL NAME OF REGISTERED OWNER (IF CORPORATION, ENTER CORPORATION NAME):
If Corporation / LLC State of Incorporation or organization:

RES. / CORP. ADDRESS (DO NOT USE A P.O. BOX OR P.M.B)	CITY	STATE	ZIP CODE

FULL NAME OF REGISTERED OWNER (IF CORPORATION, ENTER CORPORATION NAME):
If Corporation / LLC State of Incorporation or organization:

RES. / CORP. ADDRESS (DO NOT USE A P.O. BOX OR P.M.B)	CITY	STATE	ZIP CODE

4. HAVE YOU STARTED DOING BUSINESS YET?
[X] Yes Insert Date: 08/24/2019
[ ] No

NOTICE - IN ACCORDANCE WITH SUBDIVISION (a) OF SECTION 17920, A FICTITIOUS NAME STATEMENT GENERALLY EXPIRES AT THE END OF FIVE YEARS FROM THE DATE ON WHICH IT WAS FILED IN THE OFFICE OF THE COUNTY CLERK, EXCEPT, AS PROVIDED IN SUBDIVISION (b) OF SECTION 17920, WHERE IT EXPIRES 40 DAYS AFTER ANY CHANGE IN THE FACTS SET FORTH IN THE STATEMENT PURSUANT TO SECTION 17913 OTHER THAN A CHANGE IN THE RESIDENCE ADDRESS OF A REGISTERED OWNER. A NEW FICTITIOUS BUSINESS NAME STATEMENT MUST BE FILED BEFORE THE EXPIRATION.

THE FILING OF THIS STATEMENT DOES NOT OF ITSELF AUTHORIZE THE USE IN THIS STATE OF A FICTITIOUS BUSINESS NAME IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER FEDERAL, STATE, OR COMMON LAW (SEE SECTION 14411 ET SEQ., BUSINESS AND PROFESSIONS CODE).

5. THIS BUSINESS IS CONDUCTED BY: (Check One Only)
[ ] A Trust [ ] A State Or Local Registered Domestic Partnership [ ] An Individual
[X] A Corporation [ ] A General Partnership [ ] A Limited Partnership [ ] An Unincorporated Association
[ ] A Limited Liability Partnership [ ] Copartners [ ] A Married Couple [ ] A Joint Venture [ ] A Limited Liability Company

I declare that all information in this statement is true and correct.
(A registrant who declares as true any material matter pursuant to Section 17913 of the Business and Professions Code that the registrant knows to be false is guilty of a misdemeanor punishable by a fine not to exceed one thousand dollars ($1,000).)

REGISTRANT(S) NAME: GOLDEN SEED INC. (Type or Print Name)
NEIL BRANDOM CHIEF FINANCIAL OFFICER (Print Name and Title of Officer/Manager or General Partner)

REGISTRANT(S) SIGNATURE: [signature]

If corporation, also print corporate title of officer. If LLC, also print title of officer or manager.

FICTITIOUS BUSINESS NAME STATEMENT